UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL BATTERY METALS LTD.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of Incorporation)	(I.R.S. Employer Identification No.)

6100 Tennyson Parkway, Suite 240 Plano, Texas 75024	75024
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-286616

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:
Common Shares, no par value

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common shares (“Common Shares”) of the Registrant is set forth under the caption “Description of Share Capital” in Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-286616), as filed with the Securities and Exchange Commission (“SEC”) on December 30, 2025 as amended, which description is herein incorporated by reference.

Item 2. Exhibits

Number	Description
3.1	Articles of Incorporation, dated August 28, 2017 (incorporated by reference to Exhibit 3.1 in Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 286616) filed on December 30, 2025.

2

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL BATTERY METALS LTD. (Registrant)

Date: January 15, 2026	By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	Chief Executive Officer
(Principal Executive Officer)

3